PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





May 30, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:	Prudential Institutional Liquidity Portfolio, Inc.
File No. 811-5336


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund for the fiscal year ended March 31, 2006. The enclosed is being filed electronically via the EDGAR System.



Yours truly,


							 /s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of May 2006.



	Prudential Institutional Liquidity Portfolio, Inc.



Witness: /s/ George Chen			By: _/s/ Jonathan D. Shain
George Chen	Jonathan D. Shain
	Assistant Secretary



T:\CLUSTER 2\N-SARS\PILP\2006\3-31-06 annual cover.doc